Exhibit 10.10

                LEASE TO BUILD ADDITION AGREEMENT

     THIS LEASE TO BUILD ADDITION AGREEMENT made and entered into this 11th day of August, 1982, by and between TAMPA WEST INDUSTRIAL PARK, INC., a Florida corporation, whose business address is Post Office Box 23943, Tampa, Florida, 33623, (hereinafter referred to as "LESSOR"), and REFLECTONE, INC., a Delaware corporation, with its principal place of business at 5125 Tampa West Boulevard, Tampa, Florida 33611 (hereinafter referred to as "LESSEE").

                       W I T N E S S E T H:
     WHEREAS, LESSOR and LESSEE are parties to a certain Lease to Build Agreement dated December 28, 1978, as amended by First Amendment to Lease to Build dated March 26, 1979. Second Amendment to Lease to Build dated May 10, 1979, Third Amendment to Lease to Build dated February 15, 1980, Tampa West Industrial Park, Inc. letter dated June 4, 1980 and Fourth Amendment to Lease to Build dated July 10, 1980, (collectively, the "Lease"), and

     WHEREAS, LESSOR and LESSEE wish to enter into this Lease to Build Addition Agreement wherein LESSOR shall construct or cause to be constructed an addition to the existing building occupied by LESSEE under the Lease, as more particularly described on the plans and specifications attached hereto as Exhibit "A,'' (the "Addition"), and

     NOW, THEREFORE, it is mutually agreed as follows:

     LESSOR, in consideration of the rents and covenants, hereinafter stipulated to be paid and performed by LESSEE, does hereby grant, demise and lease unto LESSEE, and LESSEE hereby leases from LESSOR the property described as Parcels 2 and 3 as shown on Exhibit "B" attached hereto and made a part hereof (the "Premises").

     l. BUILDING: LESSOR agrees to cause to be constructed on Parcel 2, the Addition described in Exhibit "A" which Addition shall be located on a l.561 plu or minus sacre tract as shown on the survey entitled "Boundary Survey Reflectone Expansion Tampa West Industrial Park," prepared by Mills Associates and dated June 17, 1982, and revised as of July 30, 1982, and attached hereto as Exhibit "C," and which will be a modern, first quality building containing approximately 40,500 square feet of ground floor area and a second floor mezzanine totaling 19,000 square feet.

     2. PARKING: The LESSOR agrees, at its sole cost and expenses, to cause to be constructed a paved, striped and lighted parking lot to be situate in the 2.487 plus or minus acre tract described as Parcel 3 and shown on Exhibit "B." LESSOR shall provide and install landscaping in accordance with plans and specifications to be provided by LESSEE, but same shall be maintained after installation by LESSEE.

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     3.  TERM AND OPTIONS:  The lease term shall be for a period beginning on the date of substantial completion of the Addition and either: (1) possession by LESSEE: or (2) issuance of the Certificate of Occupancy ("Commencement Date"), and expiring at midnight on July 31, 1999. LESSOR and LESSEE agree to execute a certificate indicating the Commencement Date when same has occurred. Thereafter, and provided the LESSEE is not then in default under any provision hereof, the LESSEE shall have the option to renew this lease agreement for four (4) successive five (5) years periods, provided LESSEE shall have given written notice of its intention to LESSOR twelve (12) months prior to the termination date of the original lease period and twelve (12) months prior to the termination of any renewal period. Each five (5) year term Shall be renewed under the same terms and conditions as set forth herein, except as to the rental amount set forth herein. The basic rental amount shall be increased, for each renewal period, to the "Market Rental Rate." The "Market Rental Rate" shall be determined by agreement between LESSOR and LESSEE, within 90 days of notice by LESSEE of intent to renew. Should LESSOR and LESSEE be unable to agree, each shall, within ten (10) days, select a licensed real estate appraiser and LESSOR and LESSEE agree to accept the written agreement of the two appraisers as to the "Market Rental Rate" of like properties of familiar quality. Should the two appraisers fail to reach agreement as to the "Market Rental Rate" within 30 days, the appraisers shall agree upon a third appraiser, and thereafter an agreement between any two of the appraisers shall be accepted by LESSOR and LESSEE as to "Market Rental Rate." LESSOR and LESSEE each agree to pay their own appraiser's fees. If a third appraiser is required, his fee shall be shared between the parties hereto.

     4. RENTAL: LESSEE covenants and agrees to pay as rent for the Premises the amount of $232,376.00, annually, in equal monthly installments, subject to adjustments from time to time as hereinafter provided. Although rent is calculated on an annual basis, adjusted as reguired, rent is payable in equal monthly installments, in advance without further notice or demand, beginning on the Commencement Date and continuing on the same day of each month thereafter.

     In addition to the rent payment, with each monthly installment of rent, LESSEE shall pay LESSOR the applicable Florida sales tax, if any.

     The rent contains within it four subcomponents. These are: (a) Parking Lot Lease, $32,331.00; (b) Debt Service (principal and interest payments) required under the terms of a first mortgage on the Premises securing a note in the amount of $1,000,000.00, with interest initially at the rate of 13-3/4% per annum amortized evenly over a 30-year period, $139,814.00; (c) an overide on Debt Services equal to 10% of the Debt Service referred to in (b) above, $13,981.00; and (d) return on LESSOR's cash investment, $46,250.00.


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     The Debt Service may increase from time to time according to the terms of the first mortqage and the bonds or other debt instruments, secured thereby. To the extent that Debt Service increases, the parties agree that the total rent shall increase in the same proportion; for example, if the Debt Service under any mortgage which constitutes a first lien against the Premises increases from $139,814.00 to $150,300.00, an increase of 7-1/2% (.075), then the total rent would increase from $232,376.00 to $249,804.20, also an increase of 7-1/2% (.075).

     All rental increases shall occur simultaneously with increases in the Debt Service, or in the event that the mortgage and bonds contemplated by this paragraph are paid off, the rental shall increase at the same times, and by the same amount as it would have had the mortgage and bonds retained in place. However, notwithstanding anything contained herein to the contrary, increases in rental shall not be passed on to nor be the responsibility of LESSEE if the increase in Debt Service was caused by LESSOR.

     The parties acknowledge that the foregoing rental calculations assume an initial Debt Service of $139,814.00 per annum calculated on an interest rate of 13-3/4% per annum and a term of 30 years on the initial S1,000,000 mortgage loan. In the event the initial mortgage loan specifies a Debt Service other than the assumed Debt Service of $139,814.00, the initial Debt Service (subcomponent (b) above) and the override on Debt Service (subcomponent (c) above) shall be adjusted accordingly. Thereafter, all adjustments to the rental shall be made to the total rental (all four components).

     5. EARLY ENTRY: Upon reasonable notice to LESSOR, LESSEE shall have the right from time to time to enter the Premises prior to the Commencement Date in order to equip and prepare the Premises for occupancy. This right is conditioned upon LESSEE causing no interference or delay in the construction work or damage to the Premises.

     LESSEE shall indemnify, defend LESSOR against, and hold LESSOR harmless of and from all claims, cauces of action, losses, damages, costs, and expenses (including reasonable attorneys' fees) arising from or in any way related to LESSEE's presence in or about the Premises before the Commencement Date.

     6. NOTICE: Whenever this lease agreement requires that notice or demand shall be given or served on either party to this Lease, such notice or demand shall be in writing and shall be delivered personally or forwarded by certified or registered mail, evidenced by a U.S. Postal mailing receipt, addressed as follows:

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          LESSOR:   Tampa West Industrial Park, Inc.
                    Post Office Box 23943
                    Tampa, Florida 33623
                    Attention:  Elmer J. Kraus

          LESSEE:   Reflectone, Inc.
                    5125 Tampa West Boulevard
                    Tampa, Florida  36614
                    ATTN:  President

     with a copy to:

                    Rockwood, Edelstein & Duffy, P.C.
                    One Water Street
                    White Plains, New York 10601
                    Attention: Peter M. Edelstein

                    Holland & Knight
                    P.O. Box 1288
                    Tampa, Florida 33601
                    Attention: Jack S. Newsome

     7. REPAIRS AND MAINTENANCE: LESSEE, shall, at its own expense, keep and maintain the interior of the building, including painting the doors, and keeping all mechanical equipment, storm sewers, water retention areas, roof drains and landscaping in good condition and repair, so as to tender it to LESSOR on the termination date, broom clean and in the same condition as received, ordinary wear and tear, damage by fire or other casualty and the elements or acts of God excepted.

     LESSOR shall, at its own expense, keep and maintain the structural and exterior (excluding cosmetics, painting or hairline cracks which are not structural or cracks which are caused by LESSEE's negligence) portions of the building except LESSOR SHALL HAVE NO RESPONSIBILITY WHATSOEVER FOR MAINTENANCE OF ROOF DRAINS OR LANDSCAPING. LESSOR, shall, at or before Commencement Date, or as soon thereafter as possible, (LESSOR using best efforts) assign to LESSEE all equipment warranties and guaranties received by it with respect to the improvements. LESSOR shall use its best efforts to cause the plumbing, heating, electric, roofing and paving subcontractors to guarantee their work (labor and materials) for a minimum of one (1) year, or such longer period as may be customary; to the extent LESSOR is able to obtain same, after using its best efforts, from said subcontractors and shall deliver said guaranties to LESSEE at or before the Commencement Date, or as soon thereafter as possible (LESSOR using best efforts).

     LESSOR warrants the Addition, equipment and paved areas to be free from defects in labor, material or structural design for a period of one year from the Commencement Date of the Lease. During said period, LESSOR shall repair, replace or otherwise correct any such defects or deficiencies promptly upon receipt of written notice from LESSEE. Said written notice must be received on or Before the expiration of said one year period. If notice is timely, LESSOR shall have the continuing responsibility to remedy said defect.

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     LESSEE, following said first year, shall, at its own expense, make all repairs to and provide for the maintenance of the heating plant, air conditioning or air cooling units, plumbing, sanitary sewer lines, and all other fixtures on the Premises.

     8. IMPROVEMENTS BY LESSEE: LESSEE shall have the right at its own expense to make reasonable structural alterations or additions to the Premises having first obtained LESSOR's written approval which shall not be unreasonably withheld. All changes to the building which could in any way impair the building structure must be designed by a qualified, licensed, structural engineer, and LESSOR by its consent to any changes or alterations is not responsible for any problems or liability resulting from such changes. However, LESSEE, without approval, may make nonstructural and interior office alterations and improvements, if such alterations and improvements do not damage, reduce the value of, nor impair the structural integrity of the building. THE LESSEE SHALL, UNDER NO CONDITIONS, HAVE THE POWER OR AUTHORITY TO SUBJECT, AND IS EXPRESSLY PROHIBITED FROM SUBJECTING THE PREMISES TO ANY LIEN, CHARGE OR ENCUMBRANCES WHATSOEVER, and shall promptly remove or transfer to a satisfactory bond, any such liens imposed against the Premises, and shall indemnify, defend, and save harmless the LESSOR against all liens, charges or encumbrances that may be asserted against the subject premises as the result OF LESSEE's action.

     Trade fixtures and office improvements placed or installed upon or within the Premises by LESSEE shall remain the personal property of LESSEE and may be removed upon termination of this lease agreement, provided LESSEE satisfactorily repairs any damage resulting from said removal.

     Upon termination of this lease agreement, LESSEE shall restore the Premises to LESSOR in the same condition as when LESSEE received the same, excepting structural improvements made by LESSEE with the written approval of LESSOR, repairs which may be the responsibility of LESSOR, ordinary wear and tear, damage by fire or other casualty covered by insurance or the elements or acts of God excepted.

     LESSOR acknowledges that LESSEE intends to finish approximately 30,000 square feet of office area at its own expense, estimated to be $300,000, (the "Tenant Improvements") and approval for such improvements is hereby granted.

     9. INSPECTION: Subject to any applicable governmental security regulations, LESSOR shall have the right of access to the Premises at reasonable times, and upon reasonable notice, for the purpose of examination and inspection, making repairs, alterations or improvements to the extent permitted or required herein, exhibiting the Premises to prospective purchasers, mortgagees, and tenants, or exercising any of the rights of the LESSOR under this lease agreement provided, however, that LESSOR shall not unreasonably interfere with the conduct of business operations by LESSEE.

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     10.  UTILITIES:  LESSEE shall pay all use charges and expenses for electricity, water, sewerage, heat, gas, power, steam, and all other services used or consumed by it in connection with the maintenance and operation of the Premises or LESSEE's business. LESSOR is not responsible for LESSEE'S losses arising from or in any way related to the interruption of any utility service and such interruption does not constitute a sufficient ground for LESSEE to terminate this lease agreement or any of LESSEE's obligations hereunder.

     If any equipment installed by LESSEE in the Premises requires additional utility facilities or capacity, LESSEE shall upgrade the utility facilities or capacity, at LESSEE'S sole expense, in accordance with plans and specifications approved in advance by LESSOR, such approval not to be unreasonably withheld.

     11. SIGNS: LESSEE may attach to the Addition signs of reasonable size displaying LESSEE's name and business, provided any said signs shall fully comply with the ordinances of Hillsborough County, Florida. LESSEE shall maintain all signs in good condition and repair and, at the end of the term, LESSEE shall remove all signs and shall repair any damage to the Premises caused by said removal.

     12. PLATE GLASS: LESSEE shall, at its own cost and expense, replace any plate glass which may be broken during the term of this lease agreement.

     13. FIRE OR OTHER CASUALTY: If the Premises are totally destroyed (or so substantially damaged as to be wholly untenantable) by any casualty, either LESSOR or LESSEE may elect to terminate this lease agreement as of the date of the casualty by written notice to the other within 30 days after the casualty. If either party elects to terminate, the rent shall be prorated to the termination date. All insurance proceeds for the casualty shall be allocated between LESSOR and LESSEE as follows:

          (a) Until LESSEE installs Tenant Improvements, all insurance proceeds shall be allocated 82% to LESSOR and 18% to LESSEE.

          (b) After LESSEE installs Tenant Improvements, all insurance proceeds shall be allocated according to a formula to agreed upon by LESSOR and LESSEE reflecting the proportion equities of the parties in the Addition.

     If the Premises are damaged by any casualty but not rendered wholly untenantable, this lease agreement shall not terminate and LESSOR shall restore the Premises as speedily as practicable. During the restoration period this lease agreement shall remain in full force and effect with no abatement of rent.

     So long as LESSOR is diligently restoring the premises, under no circumstances shall LESSOR be responsible to LESSEE for consequential damages resulting from LESSEE's inability to use the Premises during the period of untenantability or from LESSOR's failure to make the Premises tenantable again.

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     11.  EMINENT DOMAIN:
          (a) If the whole of the Premises is condemned or purchased in lieu of condemnation by any competent authority, for any public purpose, this lease agreement shall terminate from the time when possession by the authority is required and the rent shall be prorated to the termination date.

          (b) If a portion of the Premises is condemned or purchased in lieu of a condemnation by any competent authority for any public purpose and the portion of the Premises remaining cannot be effectively utilized for LESSEE's business, LESSEE may terminate this lease aqreement by giving LESSOR written notice within 20 days after receipt of notice of the condemnation from LESSOR or, in the absence of such notice, within a reasonable time after the taking occurs. If LESSEE is entitled to terminate this lease agreement and does so, rent shall be prorated to the date the condemning authority takes possession. If LESSEE is not entitled to terminate this lease agreement, or if it does not exercise its option to terminate, then LESSEE will be responsible for the full rent to the date of such taking or purchase; thereafter the rent shall be reduced proportionately as the usable improved area of the remaining Premises compares to the usable improved area of the Premises before the taking or purchase. If the taking or purchase involves an unimproved portion of the Premises other than a parking area, the rent shall not be reduced.

     (c) If a substantial or material part of the improved portion of the Premises is taken by condemnation or by deed in lieu of condemnation and LESSOR decides not to restore the premises, LESSOR may, upon reasonable prior notice to LESSEE, terminate this lease agreement.

     (d) If this lease agreement is not terminated by either party as provided herein, LESSOR shall apply the proceeds of condemnation received by LESSOR to restoration of the Premises to the extent necessary, but in no event shall LESSOR be obligated to use funds in excess of the proceeds of condemnation to restore the Premises.

     (e) If all or any part of the Addition is taken and this lease agreement is terminated by either party, LESSOR and LESSEE agree that the portion of the condemnation award allocated to the value of the Addition shall be allocated between LESSOR and LESSEE as follows:

               (i) Until LESSEE installs Tenant Improvements 82% of the award shall go to LESSOR, 18% to LESSEE.

               (ii) After LESSEE installs Tenant Improvements, the award shall be divided according to a formula to be agreed upon by LESSOR and LESSEE reflecting the proportionate equities of the parties in the Addition.

     (f) If portions of the Premises other than the Addition are taken and this lease agreement is terminated by either Party, any award belongs solely to LESSOR and LESSEE waives any right to make a claim for any portion of the award except for any portion of the award allocated to LESSEE's trade fixtures.

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     (g)  LESSEE shall not be precluded from pursuing any claim allowed by
Florida law against the condemning authority so long as that claim does not diminish LESSOR's award as described above.

     15. QUIET POSSESSION: LESSOR warrants that LESSEE, on paying the rent installments and on keeping, observing and performing all other terms, conditions, and provisions herein contained on the part of LESSEE to be kept, observed and performed shall, during the full Lease term, peaceably and quietly have, hold and enjoy the Premises for the full term of this lease agreement, unless this lease agreement shall be sooner terminated by agreement of the parties, subject to the terms, conditions and provisions hereof, and any mortgages now or hereafter encumbering the Premises.

     16. USE: LESSEE shall use the Premises only for its lawful business purposes and shall make no unlawful, improper or offensive use of the Premises for any purpose in violation of the Protective Covenants affecting the Property or in any manner that would injure the Premises or any part thereof. LESSEE agrees to abide by and conform to all zoning regulations, fire, health and building codes or other ordinances, laws, rules, and regulations imposed by any authority having jurisdiction over the Premises or the use thereof.

     17.  DEFAULT:  If one or more of the following shall occur:
          (a) LESSEE shall fail to make payment of rent or any other sum due and owing by LESSEE to LESSOR for a period of twelve (12) days from the date same shall become due and LESSEE has received three (3) days' notice.

          (b)  LESSEE shall make an assignment for the benefit of creditors;

          (c) LESSEE shall file a petition or answer seeking reorganization or arrangement under any of the laws of the United States relating to bankruptcy or any other applicable state;

          (d) An attachment or execution shall be levied upon LESSEE's property or interest under this Lease, and shall not be satisfied, bonded or released within sixty (60) days thereafter;

          (e) A petition in bankruptcy shall be filled by or against LESSEE, or a receiver or trustee for all or any part of the property of LESSEE shall be appointed by any Court, and such petition shall not be withdrawn, dismissed, or discharged, or such receiver or trustee removed, within thirty
(30) days from the filing or appointment thereof;

          (f) Default shall be made in the performance or observance of any other covenant, agreement, obligation, provision, or condition to be kept or performed by LESSEE under the provisions of this lease agreement and such default shall continue for thirty (30) days after written notice thereof given by LESSOR to LESSEE:

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In case of such default, LESSOR may, at its option:

               (i) Terminate this lease agreement by written notice to LESSEE. Upon such termination by LESSOR, LESSEE will at once surrender possession of the Premises to LESSOR and remove all of LESSEE's effects therefrom; and LESSOR may re-enter the Premises and remove all persons and effects therefrom, using such force as may be necessary without being guilty of trespass, forcible entry or detainer or other tort; or

               (ii) Remedy such default for the account and at the expense of LESSEE without waiving such default. LESSEE shall reimburse LESSOR on demand for all advances LESSOR makes on LESSEE's account together with interest thereon at the highest rate allowed by applicable law from the date of the advance until paid in full.

     In addition to (and not in lieu of) the LESSOR's foregoing rights, LESSOR, may, at its option, as LESSEE's agent without termination of this lease agreement, enter upon and rent the Premises at the best price obtainable by reasonable effort, with or without advertisement, and by private negotiations and for any terms LESSOR deems proper. LESSEE shall be liable to LESSOR for the deficiency, if any, between all rent reserved hereunder and the total rent applicable to the term obtained by LESSEE on reletting after deducting LESSOR's expenses in restoring the Premises and all costs incident to such reletting, including without limitation, advertising costs, reasonable attorneys' fees, and brokerage commissions. The total rent applicable to the term obtained by LESSOR on such reletting shall be the property of the LESSOR and LESSOR shall not be liable to LESSEE for any excess over the rent due hereunder.

     In the event the LESSOR refuses or neglects to do any of the things specified to be done by LESSOR under the terms of this Lease, then LESSEE may, but is not obligated to, upon LESSOR's failure to cure such default within thirty (30) days after receipt of written notice from LESSEE which specified the particular default complained of, make such payment or do or cause to be done such things at LESSOR's expense. All money properly advanced or expended by LESSEE in connection with the aforesaid matters shall be charged against the rents accruing under the Lease and shall have the same effect as though the amount thereof had been paid as rent to LESSOR, or LESSOR shall reimburse LESSEE on demand for all advances made on LESSOR's account together with accrued interest at the highest rate allowed by applicable law from the date of the advance until paid in full.

     The various rights and remedies given to or reserved to LESSOR and/or LESSEE by this lease agreement, or allowed by law, shall be cumulative, and no delay or omission to exercise any of their rights shall be constructed as a waiver of any continuing or subsequent breach of the same provision.

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     18.  SUBORDINATION:  LESSEE shall, upon LESSOR's request, execute any instrument or instruments permitting a mortgage to be placed on the Premises or any part thereof provided; however, as a condition to any subordination instrument being executed by LESSEE, LESSOR shall cause any mortgagee under such a mortgage to acknowledge an agreement with LESSEE, in recordable form, which will provide that so long as LESSEE pays the rents due under this lease agreement and is not otherwise in default hereunder, the holder of such mortgage will not disturb possession of LESSEE.

     19. INDEMNIFICATION: Each party hereto shall indemnify the other and hold it harmless from and against any direct damage suffered or liability incurred, including reasonable attorney's fees, on account of bodily injury to any person or persons and damage to property on or about the Premises during the term of this lease agreement occasioned by the negligent or willful acts or omissions, or breach of any covenant contained herein by the indemnifying party, its officers, agents, invitees or servants.

     The parties shall promptly notify each other of any damage to the Premises, accident in or about the Premises, or defect in the Premises or in any of LESSEE's alterations, improvements, equipment, and fixtures installed in or about the Premises, known to that party.

     20. WAIVER OF RIGHTS OF SUBROGATION: Inasmuch as such agreement is permitted in their insurance policies covering buildings, equipment, LESSEE's improvements, fixtures and stock, LESSOR and LESSEE each hereby releases and waives the right of subrogation against the other including their officers, directors and employees, if any, for any injury or death of persons or damage or loss to property and all insurance policies obtained and maintained for the Premises shall contain a waiver of Subrogation endorsement.

     21. INSURANCE: At all times during the term of this Lease, LESSEE shall, at LESSEE's sole expense, obtain and maintain the following insurance policies with reputable insurance carriers reasonably acceptable to LESSOR, naming LESSEE and LESSOR and any mortgage holder as co-insured: (a) public liability insurance on an all-risk basis in the amount of $600,000.00 combined single limit coverage with an excess umbrella policy of at least $2,000,000.00; and (b) fire insurance and extended coverage, vandalism, malicious mischief, and water damage insurance in an amount equal to the full replacement value of the Premises together with all alterations, improvements, and fixtures made by or on behalf of LESSEE, including all replacements, restorations and substitutions thereof.

     LESSEE shall provide LESSOR certificates from each insurance carrier certifying that each policy required is in full force and effect and that, before changing or canceling the coverage of the policy, the insurer will give LESSOR 30 days' written notice. LESSOR may comply with the terms of this article under its blanket insurance policies. LESSOR and LESSEE agree that on each fifth anniversary of the date of this lease agreement, they shall, in good faith, review the adequacy of the limits of coverage described in this
Article XXI.

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     22.  TAX CLAUSE:  LESSEE shall pay, before delinquency, any and all ad valorem property taxes assessed against the Premises. In the event that tax bills or notices are mailed to LESSOR as record owner, LESSOR shall promptly transmit said bills or notices to LESSEE and no failure of payment by LESSEE shall be deemed a breach hereof unless and until said bills or notices have in fact been transmitted. Penalties or interest assessed by reason of LESSOR's failure or delay to transmit bills or notices shall be borne by LESSOR.

     23. ASSIGNMENT AND SUBLETTING: Without the prior written consent of LESSOR, which consent shall not be unreasonably withheld. LESSEE shall not assign, mortgage, pledge, hypothecate, or sublet this lease agreement in whole or in part to any entity other than a wholly-owned subsidiary or affiliate of LESSEE. If LESSOR approves an assignment or sublease of all or part of the Premises, that approval shall not operate to release LESSEE from its obligations under this lease agreement unless LESSOR expressly releases LESSEE in writing.

     If LESSEE assigns or sublets the Premises, in whole or in part, to an entity other than a wholly-owned subsidiary or affiliate of LESSEE, LESSEE agrees to pay LESSOR a percentage of the rent collected under the assignment or sublease in excess of the rent due under this Lease (the "excess rent") calculated as follows: multiply the amount of excess rent times a fraction, the numerator of which is the LESSOR's book value in the Premises and the denominator of which is the sum of the LESSOR's and LESSEE's book value in the Premises. If multiple accounting records are kept, those used for federal income tax purposes shall be used for this calculation.

     LESSEE may retain all excess rent from a sublease where the subtenant is an aviation industry client or customer of LESSEE, the sublease is made in the ordinary course of LESSEE'S business, and the sublease is for not more than 40% of the Premises.

     LESSEE may retain all excess rent for the first three years of an approved assignment or sublease if LESSEE is in financial need, but thereafter, LESSEE shall pay all excess rent to LESSOR. Notwithstanding anything contained herein to the contrary, LESSEE may assign or sublet all or a portion of the Premises to a wholly-owned subsidiary or an affiliate.

     24. HOLDING OVER: In the event LESSEE shall, after the termination of this lease agreement or any extension thereof, continue to occupy or remain on the Premises without a written agreement having been entered into, then any such holding over shall be deemed a month-to-month tenancy, but otherwise subject to all of the terms of this lease agreement.

     25. FORCE MAJEURE: LESSOR shall be excused for the period of any delay in the performance of its obligations when prevented from prompt performance by a cause or causes beyond its reasonable control, including, without limitation, labor disputes, civil commotion, war, sabotage, governmental regulations or controls, fire or other casualty, material shortages, service shortages, or acts of God.

     26. SUCCESSORS: This lease agreement shall bind and inure to the benefit of the successors and assigns, of the parties hereto, subject to the provisions herein.

     27. ENDORSEMENTS: No agreements, oral or written, respecting the Premises shall be binding upon either party to this lease agreement unless in writing and attached hereto.

     28. PROTECTIVE COVENANTS: LESSOR has prepared Protective Covenants governing the use and occupancy of the respective tracts in Tampa West Industrial Park of which the Premises is a part, and a copy of said Protective Covenants is attached hereto and made a part hereof as Exhibit "C." LESSEE agrees that such Protective Covenants are firm and binding, and LESSEE agrees to comply with same.

     29. ADVANCE RENT: LESSEE, contemporaneously with the execution of this lease agreement, has deposited with LESSOR the first monthly installment of rental and a deposit of the same amount on the last monthly installment of rental of the lease term, plus applicable Florida state sales tax, receipt of which is hereby acknowledged. The last month's rent deposit is to be held by LESSOR as security for the full and faithful performance by LESSEE of all of the terms, covenants and conditions of this lease agreement upon LESSEE's part to be performed.

     LESSOR shall have the right, but not the obligation, to apply any part of the advance rent to cure any default of LESSEE, and if LESSOR does so, LESSEE shall, upon demand, deposit with LESSOR the amount so applied so that LESSOR shall have the full advance rent on hand at all times during the term of this lease agreement. LESSEE failure to pay to LESSOR a sufficient amount to restore the advance rent to the original sum deposited within ten (10) days after receipt of demand therefor shall constitute a breach of this lease agreement. No interest shall be paid by LESSOR to LESSEE on such advance rent, and LESSOR may commingle the deposit with LESSOR's other funds. Should LESSEE comply with all of the terms and conditions of this lease agreement and promptly pay all rental herein provided for as it falls due and all other sums payable by LESSEE LESSOR hereunder, the advance rent deposit shall be applied to the last rent payment of the current term, provided an adjustment shall be made by charging LESSOR for any short-fall and refunding any surplus to LESSEE. LESSOR's use of the deposit to offset costs, losses or expenses incurred by LESSOR as a result of LESSEE's default shall not constitute a waiver of any other right or remedy.

     In the event of a sale or transfer of the Premises to any third party, LESSOR shall have the right to transfer the advance rent to the purchaser or transferee, and, thereupon, LESSOR shall be released from any liability for the return of such advance rent and LESSEE shall look solely to the new LESSOR for proper application of the advance rent.

     30. MARKETING OF PROPERTY: Should the LESSOR, during the initial lease term, or any extension thereof, elect to place on the market all or any portion of the Premises LESSOR shall notify the LESSEE.

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
     31. CHOICE OF LAW: This lease agreement shall be governed by the laws of the State of Florida.

     32. RECORDING: LESSEE shall not record this lease agreement. LESSEE may record a Memorandum of Lease.

     33. ADDITIONAL RENT: All sums of money due and payable to LESSOR under this lease agreement are rent. LESSEE shall pay LESSOR a late charge equal to 3% of any payment not received on or before its due date. On any payment in default, LESSEE shall pay LESSOR interest at the highest rate allowed by applicable law from the date of the default until the date paid in full.

     34. COSTS AND EXPENSES: LESSEE shall pay LESSOR on demand all costs and expenses (including reasonable attorneys' fees) incurred by LESSOR in enforcing this lease agreement., should LESSOR be the prevailing party.

     35. NO PARTNERSHIP: LESSOR and LESSEE do not, by reason of their execution of this lease agreement, in any way or for any purpose, become partners or joint venturers in a conduct of their respective business, it being the intent of the parties that the only relationship created by this lease agreement is that of LESSOR and LESSEE.

     36. OBLIGATIONS UNDER THE MORTGAGE: During the term of this lease agreement, and any extensions and renewals, LESSEE assumes and agrees to perform all LESSOR's obligations under any mortgage approved by LESSEE except the obligation to repay the loan.

     37. PERSONAL LIABILITY: Notwithstanding anything to the contrary in this lease agreement, after the Commencement Date, LESSOR's liability hereunder shall be enforceable only out of LESSOR's interest in the Premises. The lien of any judgment against LESSOR in any proceeding instituted on or in connection with this lease agreement shall not extend to any property of LESSOR other than the Premises, and LESSEE expressly agrees that LESSOR shall not be personally liable for any judgment or deficiency.

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed in due form of law as of the day and year first above written.



Signed, sealed and delivered       TAMPA WEST INDUSTRIAL PARK, INC.

/s/Bernard W. Shiell               /s/Elmer J. Krauss, V.P.
                                   By:
                                                  (Corporate Seal)

/s/Susan M. Deaton                  "LESSOR"
Witnesses as to LESSOR




                                 REFLECTONE, INC.

/s/Bernard W. Shiell               /s/ George Seiden
                                   By:
                                           (Corporate Seal)
/s/Susan M. Deaton
                                   "LESSEE"
Witnesses as to LESSEE

                         PARCEL 2

DESCRIPTION: A portion Of Tract 3, TAMPA WEST INDUSTRIAL PARK, PHASE 1, according to map or plat thereof recorded in Plat Book 46, Page 29, Public Records of Hillsborough County, Florida, being more particularly described as follows:

From the Northwest corner of Tract 4, TAMPA WEST INDUSTRIAL PARK, PHASE 1, as recorded in Plat Book 46, Page 29, Public Records of Hillsborough County, Florida; run S.89 degree -24'-17"E. along the North boundary of said Tract 4,
500.0 feet; thence S.00 degree-35'-43"W. along the projection of the West boundary of Tract 2 and the Easterly right-of-way line of Savarese Circle,
805.01 feet to point of intersection of the prolongation of the North and West boundaries of Tract 3; thence S.89 degree-24'-17"E. along the projection of and the North boundary of said Tract 3, 160.10 feet to the Point of Beginnings; thence continue S.89 degree-24'-l7"E. along said North boundary of Tract 3, 291.00 feet; thence S.00 degree-35'-43"W., 274.90 feet; thence
N.89 degree-24'-17 inches W., 51.00 feet; thence N.00 degree-35 feet-43 inches E., 50.00 feet; thence N.89 degree-24'-17 inches W., 240.00 feet; thence N.00 degree-35'-43"E., 224.90 feet to the Point of Beginning.

Containing 1.561 acres more or less.

                             PARCEL 3

A portion of Leslie Blank Boulevard (closed by Resolution recorded in O.R. Book 3575, Page 1102, Public Records of Hillsborough County, Florida) together with a portion of Tract 2 of TAMPA WEST INDUSTRIAL PARK, PHASE 1, as shown on map or plat thereof recorded in Plat Book 46, Page 29, Public Records of Hillsborough County, Florida, being more particularly described as follows:

From the Northwest corner of Tract 4, TAMPA WEST INDUSTRIAL PARK, PHASE 1, as recorded in Plat Book 46, Page 29, Public Records of Hillsborough County, Florida; run S.89 deg-24'-17"E. along the North boundary of said Tract 4, 500.00 feet; thence S.00 deg-35'-43"W. along the projection of the West boundary of Tract 2 and the Easterly right-of-way line of Savarese Circle 758.01 feet to the Point Of Beginning; said point lying on the intersection of the projection of the West boundary of Tract 2 and a line 3.00 feet South of and parallel to the South boundary of said Tract 2; thence S.89 deg-24'-17"E. along a line 3.00 feet South of and parallel to the South boundary of said Tract 2' 387.00 feet thence N.00deg-35'-43"E., 303.01 feet; thence S.89deg-24'-17"E., 254.22 feet;
thence S.00deg-35'-43"W., 350.01 feet to the North boundary of Tract 3 and the South right-of-way line of Leslie Blank Boulevard (closed by Resolution O.R. Book 3575, Page 1102); thence N.89deg-24'-17"W. along said North boundary of Tract 3 and the South right-of-way line of Leslie Blank Boulevard , 550.75 feet to the beginning of a curve concave to the South having a radius of
167.00 feet; thence Southwesterly along said curve and the South right-of-way line of Leslie Blank Boulevard 53.03 feet (through an angle of 18deg-11'-43") to the beginning of a compound curve concave to the Southeast having a radius of
47.00 feet; thence Southwesterly along said curve and the South right-of-way line of Leslie Blank Boulevard 43.97 feet (through an angle of 53deg-36'-34") to the beginning of a curve concave to the East having a radius of 167.00 feet; thence Southerly along said curve and the South right-of-way line of Leslie Blank Boulevard; 53.03 feet (through an angle of 18deg-11'-43") to the East right-of-way line of Savarese Circle; thence N.00deg-35'-43"E. along said East right-of-way line, 137.47 feet to the Point of Beginning.

Containing 2.4869 acres more or less.


EXHIBIT B TO LEASE TO BUILD ADDITION AGREEMENT

    TOGETHER WITH an easement over and the right to enter upon property owned by LESSOR and described as follows:


                             PARCEL 1

DESCRIPTION: A portion of Tract 3, TAMPA WEST INDUSTRIAL PARK, PHASE 1, according to map or plat thereof as recorded in Plat Book 46, Page 29, Public Records of Hillsborough County, Florida, being more particularly described as follows:

From the Northwest corner of Tract 4, TAMPA WEST INDUSTRIAL PARK, PHASE 1, as recorded in Plat Book 46, Page 29, Public Records of Hillsborough County, Florida; run S.89deg-24'-17"E. along the North boundary of said Tract 4, 500.0 feet; thence S.00deg-35'-43"W. along the projection of the West boundary of Tract 2 and the Easterly right-of-way line of Savarese Circle 895.48 feet to the Point of Beginning; said point also being the beginning of a curve concave to the East having a radius of 167.00 feet. thence Northeasterly along said curve and the Northwesterly boundary of Tract 3, 53.03 feet (through an angle of 18deg-11'-43") to the beginning of a compound curve concave to the Southeast having a radius of 47.00 feet; thence Northeasterly along said curve and said Northwesterly boundary of Tract 3, 43.97 feet (through an angle of 53deg-36'-34") to the beginning of a curve concave to the South having a radius of 167.00 feet; thence Easterly along said curve and the North boundary of Tract 3, 53.03 feet (through an angle of 18deg-11'-43"); thence S.89deg-24' -17"E. along the North boundary of Tract 3, 69.63 feet; thence S.00deg-35' -43"W.,224.90 feet; thence S.89deg-24'-17"E., 240.00 feet; thence S.00deg-35'
-43"W.,50.00 feet; thence S.89deg-24'-17"E., 51.00 feet; thence N.00deg-35'43"
E., 274.90 feet to the North boundary of Tract 3; thence S.89deg-24'-17"E.
along said North boundary, 190.12 feet; thence S.00deg-35'-43"W., 300.00 feet; thence N.89deg-24'-17"W., 110.00 feet; thence S.00deg-35'-43"W., 300.00 feet to the North right-of-way line of Savarese Circle and the South boundary of Tract 3; thence N.89deg-24'-17"W. along said South boundary of Tract 3 and the North right-of-way line of Savarese Circle, 440.75 feet to the beginning of a curve concave to the North having a radius of 167.00 feet; thence Westerly along said curve and said North right-of-way line of Savarese Circle and the South boundary Of Tract 3, 53.03 feet (through an angle of 18deg-11'-43") to the beginning of a curve concave to the Northeast having a radius of 47.00 feet; thence Northwesterly along said curve and the boundary of Tract 3 and the right-of-way line for Savarese Circle, 43.97 feet (through an angle of 53deg-36'-34") to the beginning of a curve concave to the East having a radius of 167.00 feet; thence Northerly along said curve and the boundary of Tract 3 and the right-of-way line for Savarese Circle, 53.03 feet (through an angle of 53deg-36'-34"); thence N.00deg-35'-43"E. along the West boundary of Tract 3,
419.06 feet to the Point of Beginning.

    TOGETHER WITH the right of ingress and egress to and from the same, and all rights therein and all privileges thereon which are or may be necessary or convenient for the full purpose and enjoyment of such easement, which is for the purposes of constructing, operating, maintaining and replacing on and removing from said land water, gas, electric, and sanitary sewer lines, septic tank systems, valves, controls, manholes, meters, drainage pipes, ducts, wires, poles, power equipment and other utility facilities incidental thereto, all at locations designated by Plans and Specifications prepared by Peter Pateracki, dated July 9, 1982.

    The LESSOR may use said land for any purpose which will not interfere or conflict in any manner with the use of same by the LESSEE for the Purposes enumerated above.

    FURTHER TOGETHER WITH the right of LESSEE and LESSEE's employees, guests and business invitees, to the unexclusive, free and unrestricted use of the parking facilities located or to be located on property owned by LESSOR and described as follows:

                             PARCEL 3

A portion of Leslie Blank Boulevard (closed by Resolution recorded in O.R. Book 3575, page 1102, Public Records of Hillsborough County Florida) together with a portion of Tract 2 of TAMPA WEST INDUSTRIAL PARK, PHASE 1, as shown on map or plat thereof recorded in Plat Book 46, Page 29, Public Records of Hillsborough County, Florida, being more particularly described as follows:

From the Northwest corner of Tract 4, TAMPA WEST INDUSTRIAL PARK, PHASE 1, as recorded in Plat Book 46, Page 29, Public Records of Hillsborough County, Florida; run S.89deg-24'-17"E. along the North boundary of said Tract 4, 500.00 feet; thence S.00deg-35'-43". along the projection of the West boundary of Tract 2 and the Easterly right-of-way line of Savarese Circle 758.01 feet to the Point of Beginning; said point lying on the intersection of the projection of the West boundary of Tract 2 and a line 3.00 feet South of and parallel to the South boundary of said Tract 2; thence S.89deg-24'-17"E. along a line 3.00 feet South of and parallel to the South boundary of said Tract 2, 387.00 feet;
thence N.00deg-35'43"E., 303.01 feet; thence S.89deg-24'-17"E., 254.22 feet;
thence S.00deg-35'-43"W., 350.01 feet to the North boundary of Tract 3 and the South right-of-way line of Leslie Blank Boulevard (closed by Resolution O.R. Book 3575, Page 1102); thence N.89deg-24'-17"W. along said North boundary of Tract 3 and the South right-of-way line of Leslie Blank Boulevard, 550.75 feet to the beginning of a curve concave to the South having a radius of 167.00 feet; thence Southwesterly along said curve and the South right-of-way line of Leslie Blank Boulevard 53.03 feet (through an angle of 18deg-11'-43" to the beginning of a compound curve concave to the Southeast having a radius of
47.00 feet; thence Southwesterly along said curve and the South right-of-way line of Leslie Blank Boulevard 43.97 feet (through an angle of 53deg-36'-34") to the beginning of a curve concave to the East having a radius of 167.00 feet; thence Southerly along said curve and the South right-of-way line of Leslie Blank Boulevard 53.03 feet (through an angle of 18deg-11'-43") to the East right-of way line of Savarese Circle; thence N.00deg-35'-43"E., along said East right-of-way line, 137.47 feet to the Point of Beginning.

    AND FURTHER TOGETHER WITH the right of LESSEE to use as a party wall in the erection of any building that may be constructed upon the following described property:

                             PARCEL 2

DESCRIPTION: A portion of Tract 3, TAMPA WEST INDUSTRIAL PARK, PHASE 1, according to map or plat thereof recorded in Plat Book 46, Page 29, Public Records of Hillsborough County, Florida, being more particularly described as follows:

From the Northwest corner of Tract 4, TAMPA WEST INDUSTRIAL PARK, PHASE 1, as recorded in Plat Book 46, Page 29, Public Records of Hillsborough County, Florida; run S.89deg-24'-17"E. along the North boundary of said Tract 4, 500.00 feet; thence S.00deg-35'-43"W. along the projection of the West boundary of Tract 2 and the Easterly right-of-way line of Savarese Circle, 805.01 feet to the point of intersection of the prolongation of the North and West boundaries of Tract 3, thence S.89deg-24'-17"E. along the projection of and the North boundary of said Tract 3, 160.10 feet to the Point of Beginning; thence continue S.89deg-24'-17"E. along said North boundary of Tract 3, 291.00 feet; thence S.00deg-35'-43"W., 274.90 feet; thence N.89deg-24'-17"W., 51.00 feet;
thence N.00deg-35'43"E., 50.00 feet; thence N.89deg-24'-17"W., 240.00 feet;
thence N.00deg-35'-43"E., 224.90 feet to the Point of Beginning.

A portion of the north and east walls of the existing building immediately adjoining Parcel 2 on the south and west side.

    For the purpose of erecting, extending, repairing or replacing the wall, each party (party being the Owner, LESSEE or Mortgagee of Parcel 1 and Owner, LESSEE or Mortgagee of Parcel 2) is licensed by the other to enter on the other party's premises to make necessary excavations or to do other work necessary to exercise the rights provided for herein.

    Either party shall have the full right to use the walls to support joists, cross-beams, studs, and other structural members as required from time to time, provided, however, that such use shall not injure the existing building.

    Either party shall have the right to extend the wall either horizontally or vertically, or both, provided, however, that either party thereafter shall have the right to use the wall for any purposes provided for previously herein.

    Should it become necessary to rebuild or reconstruct said wall following casualty damage, the cost of such repair or rebuilding shall be borne equally between the owners of both parcels of land.

    Each party shall be responsible for payment of any repairs necessitated by damage incurred when attaching any items by that party to the wall. This right of use shall continue so long as said wall shall stand, including any replacement wall rebuilt following casualty damage or destruction.

    Should the wall be totally or partially destroyed by fire or other cause, either party, his heirs or assigns, shall have the right to reconstruct the wall at its own expense, if it alone intends to continue the use of the wall, or at the expense of both parties in the event that both intend to continue the use of the wall.